UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2023 (March 9, 2023)

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

10368 Westmoor Drive, Westminster, CO 80021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 887-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	TRMB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Fourth Supplemental Indenture

On February 23, 2023, Trimble Inc. (“Trimble”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Trimble agreed to issue and sell to the Underwriters $800 million aggregate principal amount of 6.100% Senior Notes due 2033 (the “Notes”).

On March 9, 2023, Trimble completed the offering of the Notes.

In connection with the closing of the Notes offering, Trimble entered into the Fourth Supplemental Indenture, between Trimble and U.S. Bank Trust Company (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”), dated as of March 9, 2023 (the “Fourth Supplemental Indenture”), to the indenture, between Trimble and the Trustee, dated as of October 30, 2014 (the “Base Indenture”), as supplemented by the second supplemental indenture, dated as of October 1, 2016 (the “Second Supplemental Indenture” and, together with the Base Indenture and the Fourth Supplemental Indenture, the “Indenture”).

The Notes mature on March 15, 2033 and accrue interest at a rate of 6.100% per annum, payable semiannually in arrears in cash on March 15 and September 15 of each year, beginning on September 15, 2023. The interest rate is subject to an interest rate adjustment upon the occurrence of certain credit rating events as described in the Indenture.

As previously reported, on December 11, 2022, Trimble and Trimble Trailblazer GmbH, a wholly owned subsidiary of Trimble (the “Purchaser”), entered into a Sale and Purchase Agreement (the “Purchase Agreement”) with Spider Investments Luxembourg S.à r.l. (the “Seller”), pursuant to which Trimble will acquire the ultimate beneficial ownership of all of the shares or equity interests in the entities that own Transporeon, a Germany-based transportation management company that provides a platform for shippers, forwarders, carriers and retailers to move, manage and monitor freight (the “Transporeon Acquisition”). Trimble intends to use a portion of the net proceeds from the offering of the Notes, together with any borrowings under our new term loan facility and additional borrowings under our other credit facilities, to fund the cash consideration and other amounts payable under the Purchase Agreement, which includes the repayment of outstanding indebtedness of Transporeon, and to pay fees and expenses associated with the foregoing. Trimble expect the Transporeon Acquisition to close in the first half of 2023, subject to customary closing conditions. Pending the full application of the net proceeds of the offering of the Notes, Trimble may elect to temporarily repay any amounts outstanding under its revolving credit facility and its uncommitted facilities. Assuming the Transporeon Acquisition is consummated, Trimble intends to use a portion of the net proceeds from the offering of the Notes to repay the indebtedness outstanding under its existing 4.150% senior notes due 2023 (the “Existing 2023 Notes”). If the Transporeon Acquisition is not consummated, Trimble will redeem the Notes as described below. This Current Report is not a notice of redemption with respect to the Existing 2023 Notes, and any redemption or repayment of the Existing 2023 Notes will be made in accordance with the terms of the indenture governing the Existing 2023 Notes. The offering is not conditioned upon the consummation of the Transporeon Acquisition.

If (i) the consummation of the Transporeon Acquisition does not occur on or before the later of (x) June 30, 2023 or (y) such later date to which the outside date for closing the Transporeon Acquisition as set forth in the Purchase Agreement as in effect on the closing date of the offering may be extended in accordance with its terms (the “special mandatory redemption end date”), (ii) prior to the special mandatory redemption end date, the Purchase Agreement is terminated or (iii) Trimble otherwise notifies the trustee of the Notes that it will not pursue the consummation of the Transporeon Acquisition (the earliest of the date of delivery of such notice described in clause (iii), the special mandatory redemption end date and the date the Purchase Agreement is terminated, the “special mandatory redemption event”), Trimble will be required to redeem the Notes then outstanding at a special mandatory redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the special mandatory redemption date (as defined herein). Trimble will cause any notice of special mandatory redemption to be sent to each holder of the Notes, with a copy to the trustee, within five business days after the occurrence of a special mandatory redemption event. The “special mandatory redemption date” will be the date that is 10 business days following any special mandatory redemption event and will be specified in the notice of special mandatory redemption sent to holders of the Notes.

Prior to December 15, 2032, Trimble may redeem the Notes at its option at any time or from time to time, in whole or in part, at a “make-whole” redemption price, plus accrued and unpaid interest thereon to, but excluding, the redemption date, subject to the rights of Note holders to receive interest due on the relevant interest payment date. On or after December 15, 2032, Trimble may redeem the Notes at any time or from time to time, in whole or in part, at 100% of the aggregate principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon.

In the event of a change of control triggering event, each holder of the Notes will have the right to require Trimble to purchase for cash all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest. The Indenture contains covenants limiting Trimble’s ability to create certain liens, enter into sale and lease-back transactions, and consolidate or merge with or into, or convey, transfer or lease all or substantially all of Trimble’s properties and assets to, another person, each subject to certain exceptions.

The Notes were offered and sold pursuant to Trimble’s shelf-registration statement on Form S-3 (Registration No. 333-264749) under the Securities Act of 1933, as amended. Trimble has filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement, dated February 23, 2023, together with the accompanying prospectus, dated May 6, 2022, relating to the offer and sale of the Notes.

In connection with the offering of Notes, the following exhibits are filed herewith in order to be incorporated by reference into the Registration Statement: the Fourth Supplemental Indenture, the form of Note and the opinion of counsel with respect to the validity of the Notes, each of which is hereby incorporated by reference and attached to this Current Report on Form 8-K as exhibits 4.1, 4.2 and 5.1, respectively.

For a complete description of the terms and conditions of the Fourth Supplemental Indenture and the Notes, please refer to the Fourth Supplemental Indenture and the form of Note filed herewith.

Item 1.02 Termination of a Material Definitive Agreement.

Trimble entered into the commitment letter (the “Commitment Letter”), dated as of December 11, 2022, with Bank of America, N.A. (the “Commitment Party”) and BofA Securities, Inc., pursuant to which, subject to the terms and conditions set forth therein, the Commitment Party committed to provide a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of up to €1.880 billion. Reference is hereby made to Trimble’s Current Report on Form 8-K filed on December 12, 2022 for a description of the terms of the Commitment Letter. On March 9, 2023, as a result of completing the offering of the Notes, the remaining €500,000,000 of commitments under the Commitment Letter automatically terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

4.1	Fourth Supplemental Indenture, dated March 9, 2023, between Trimble and U.S. Bank National Association.

4.2	Form of 6.100% Senior Note due 2033 (included in Exhibit 4.1 above).

5.1	Legal Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1 above).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 9, 2023

TRIMBLE INC., a Delaware corporation

By:	/s/ James A. Kirkland
Name: James A. Kirkland
	Title:	Senior Vice President, General Counsel and Secretary